                         Consent of Independent Auditors


We consent to the incorporation by reference in Registration Statement Number 33-60622 on Form S-8 dated March 31, 1993, Registration Statement Number 33-60730 on Form S-8 dated March 31, 1993, Registration Statement Number 333-27459 on Form S-8 dated May 20, 1997, Registration Statement Number 333-27461 on Form S-8 dated May 20, 1997, Registration Statement Number 333-67033 on Form S-8 dated November 10, 1998, Registration Statement Number 333-87996 on Form S-8 dated May 10, 2002, Registration Statement Number 333-89862 on Form S-4/A dated October 24, 2002 and Registration Statement Number 333-102387 on Form S-3/A dated January 29, 2003, of our report dated February 7, 2003, with respect to the financial statements of Diamond Brands, Inc. and subsidiaries included in this Report on Form 8-K/A of Jarden Corporation.


                                                     /s/ Ernst & Young LLP

Minneapolis, Minnesota
March 3, 2003